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                                                                  EXHIBIT 99.1


           IBIS TECHNOLOGY AND MEMC ANNOUNCE SOI ALLIANCE; PROVEN SOI
                   TECHNOLOGY NOW WITH GREATER GLOBAL EXPOSURE

TUESDAY, FEBRUARY 13, 2001 4:58:00 PM EST

         DANVERS, Mass. & ST. PETERS, Mo., Feb 13, 2001 Ibis Technology Corporation (IBIS) and MEMC Electronic Materials, Inc. (WFR) have announced an alliance involving Ibis' entire SIMOX-SOI wafer product line, including Advantox(R) MLD, which will use process technology licensed by Ibis from IBM. Beginning on April 1, 2001, MEMC will become a global sales representative for Ibis' SIMOX-SOI wafers and the primary supplier to Ibis of silicon substrate material. Ibis and MEMC have the option to expand the alliance to include joint research and development work or other forms of technical collaboration. The alliance also grants MEMC the right to license Ibis' SIMOX-SOI wafer technology and to purchase oxygen implanters manufactured by Ibis. Such rights are designed to provide MEMC with the option to produce and sell SIMOX-SOI wafers at some point in the future.

         Silicon on insulator (SOI) technology incorporates an insulating layer between the thin active domain and the much thicker substrate of the silicon wafer, allowing higher speed and lower power consumption in semiconductor devices. This technology has advantages for portable products, such as laptops, hand-held devices, and other applications that depend on battery power. The Advantox(R) product line introduced by Ibis is specifically designed to provide low cost, high quality SIMOX-SOI wafers for use in the manufacturing of complementary metal oxide semiconductor (CMOS) applications.

         "SIMOX-SOI technology offers inherent operating advantages for a broad base of applications," stated Martin Reid, President and Chief Executive Officer of Ibis Technology. "We look forward to teaming up with MEMC and capitalizing on its demonstrated global expertise in the silicon wafer industry. This collaboration will create a formidable team with our customers receiving significant benefit. Through MEMC's worldwide presence, proven technology leadership and 300 mm capability, this alliance should build upon the foundation established by Ibis to further promote the acceptance and worldwide exposure for its SIMOX-SOI and Advantox(R) products and the adoption of 300 mm SIMOX."

         "We're excited about the opportunity to work with Ibis to provide MEMC's customers with advanced SIMOX-SOI wafers," commented Klaus von Horde, MEMC Chief Executive Officer. "This alliance enhances MEMC's expanding product portfolio and exemplifies our commitment to provide leading edge technology to our customers in the semiconductor market."

         Ibis Technology Corporation is the leading manufacturer and supplier of SIMOX-SOI substrates and equipment for the worldwide semiconductor industry. The company is

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headquartered in Danvers, Massachusetts and maintains an office in Aptos,
California. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site at http://www.ibis.com.

         MEMC is a leading global producer of silicon wafers. The silicon wafer is the fundamental building block of semiconductors, which, in turn, are found in every type of microelectronics application, including computer systems, telecommunications equipment, automobiles, consumer electronics products, industrial automation and control systems. Headquartered in St. Peters, MO, MEMC operates manufacturing facilities directly or through joint ventures in Italy, Japan, Malaysia, South Korea, Taiwan and the United States.

         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995": This release may contain forward-looking statements with regard to Ibis that are subject to certain risks and uncertainties including statements regarding the technological benefits of SOI and SIMOX technology, the use of SOI technology in particular products, the technological benefits of the Advantox(R) product line, the benefits to Ibis and Ibis' customers, the strength of the collaboration between Ibis and MEMC, and the impact of the alliance on the market penetration of Ibis' SIMOX-SOI products. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect Ibis' patents and proprietary technology, Ibis' limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in Ibis' Securities and Exchange Commission filings.

         This news release may contain forward-looking statements with regard to MEMC. Such statements include the benefits of this alliance to MEMC, the possible expansion of this alliance to include joint research and development work or other forms of technological collaboration, the technological and economic benefits of SOI technology and Ibis' SIMOX-SOI technology and Advantox(R) product line, the strength of the collaboration between Ibis and MEMC, the impact of the alliance on the market penetration of Ibis's SIMOX-SOI products and the adoption of 300mm SIMOX, and the anticipated effect of this alliance on MEMC's product portfolio. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as market demand for silicon wafers, demand for semiconductors generally, general economic conditions, competitors' actions, the impact of competitive products and technologies, equipment capacity and supply constraints or difficulties, technological changes, the duration of the alliance, market acceptance of SOI technology and Ibis' SIMOX-SOI technology and Advantox(R) product line, changes in product specifications and manufacturing processes and other risks described in MEMC's filings with the Securities and Exchange Commission, including MEMC's 1999 Form 10-K. These forward-looking statements represent MEMC's judgment as of the date of this release. MEMC disclaims, however, any intent or obligation to update these forward-looking statements.

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CONTACT:                For Ibis
                        Ibis Technology Corporation
                        Debra L. Nelson
                        978-777-4247
                        or
                        Al Alioto
                        978-777-4247 or 831-662-9100
                        or
                        The Loomis Group, Inc
                        Charla Jones
                        617-638-0022
                        charla@loomisgroup.com

                        or

                        For MEMC
                        MEMC Electronic Materials, Inc
                        Brett W. Avants
                        636-474-5929
                        or
                        Janine Orf
                        636-474-5543
                        or
                        Morgen-Walke Associates
                        Michele Katz/Michael Polyviou/Elric Martinez
                        Press: Ann Marie Gaschler
                        212-850-5600